                                                                    Exhibit A-40


                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                           NIPSCO ENERGY SERVICES INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                            NI ENERGY SERVICES, INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is February 27, 1998.


                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-seventh day of February , 1998.


                                    /s/ Sue Anne Gilroy
                                    -------------------
                                    SUE ANNE GILROY,Secretary of State

                                    /s/  deputy

ARTICLES OF AMENDMENT OF THE                        SUE ANNE GILROY
ARTICLES OF INCORPORATION                           SECRETARY OF STATE
State Form 38333 (R8 / t2-96)                       CORPORATIONS DIVISION
Approved by State Board of Accounts 1995            302 W. Washington St Rm E018
                                                    Indianapolis IN 46204
                                                    Telephone: (317) 232-6576



INSTRUCTIONS: Use 8 1/2' x 11' white paper for inserts.

Indiana Code 23-1-38-1 et seq

  PRESENT ORIGINAL AND TWO COPIES TO ADDRESS IN UPPER RIGHT HAND CORNER OF THIS

Please TYPE or PRINT                                        Filing Fee: $30.00

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

        Name of Corporation                               Date of incur ration
        NIPSCO Energy Services, Inc.                      11/12/5


The undersigned officers of the above referenced Corporation (hereinafter referred to as the Corporation existing pursuant to the provisions of: (indicate appropriate act)

(X) Indiana Business Corporation Law                    ( ) Indiana Professional
                    Corporation Ad of 1983
as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

The exact text of Articles 1 _______________________________________________of
the Articles

(NOTE: If amending the name of corporation, write Article '!' in space above and write The name of the Corporation is _________________ below.)

The name of the corporation is NI Energy Services, Inc.


                                   ARTICLE 11

Date of each amendment's adoption:
   2/25/98

                         (Continued on Me reverse side)